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                                                                    EXHIBIT 10.6


                             FIRST AMENDMENT TO THE
                          AGCO CORPORATION NONEMPLOYEE
                          DIRECTOR STOCK INCENTIVE PLAN

         This is the First Amendment of the AGCO Corporation Nonemployee Director Stock Incentive Plan (the "Plan"). Under Section IV(b) of the Plan, the Board of Directors (the "Board") is authorized to amend the Plan. Accordingly, the Board hereby amends the Plan effective as stated below in the following particulars.

                                       1.

         Section VI of the Plan is amended by adding the following new Section
(VI)(g), and such amendment shall be applicable to all unearned awards outstanding under the Plan:

                  (g) Notwithstanding the foregoing, upon a nonemployee director's election, a portion of the value of an increment of an award equal to an amount that is not greater than the amount necessary to satisfy the federal and state income and employment taxes applicable to the earned shares and the resulting cash payment pursuant to Section VII shall be awarded in the form of cash (subject to applicable withholding requirements). In the event a nonemployee director elects to have a portion of the value of an increment of an award paid in cash, the number of shares of Common Stock which equal the value of such cash payment shall be subtracted from the number of earned shares and such shares of Common Stock shall be treated as forfeited. Notwithstanding Section III(c), the forfeited shares of Common Stock under this Section shall not be available for re-issuance under the Plan. Fractional shares of Common Stock shall be awarded in the form of cash.

                                       2.

         All parts of the Plan not inconsistent herewith are hereby ratified and confirmed.

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         This First Amendment to the Plan was adopted by the Board to be effective as of February 28, 2002, as acknowledged by the undersigned, the Secretary of the AGCO Corporation.



                                              /s/ Stephen D. Lupton
                                              ---------------------------------
                                              Stephen D. Lupton, Secretary